Exhibit 99.1

Bank of Hawai‘i Corporation First Quarter 2024 Financial Results

•
Diluted Earnings Per Common Share $0.87
•
Net Income $36.4 Million
•
Board of Directors Declares Dividend of $0.70 Per Common Share

FOR IMMEDIATE RELEASE

HONOLULU, HI (April 22, 2024) -- Bank of Hawai‘i Corporation (NYSE: BOH) today reported diluted earnings per common share of $0.87 for the first quarter of 2024, compared with diluted earnings per common share of $0.72 in the previous quarter and $1.14 in the same quarter of 2023. Net income for the first quarter of 2024 was $36.4 million, up 19.7% from the previous quarter and down 22.3% from the same quarter of 2023. The return on average common equity for the first quarter of 2024 was 11.20% compared with 9.55% in the previous quarter and 15.79% in the same quarter of 2023.

“Bank of Hawai‘i’s financial performance was solid for the first quarter of 2024,” said Peter Ho, Chairman, President, and CEO. “Credit quality, our hallmark, remained excellent with non-performing assets of 0.09% at quarter end and net charge offs of 0.07% during the quarter. Our net interest margin declined marginally by 2 basis points, while our core noninterest income and noninterest expense remained steady. Average loan growth was steady. Average deposits were down modestly, largely related to lower public deposits and the run-off of Lahaina fire related deposits which ran up in the prior quarter and spent down in the first quarter. All key capital ratios improved in the quarter as we continue to grow capital on the balance sheet.”

Financial Highlights

Net interest income for the first quarter of 2024 was $113.9 million, a decrease of 1.6% from the previous quarter and a decrease of 16.2% from the same quarter of 2023. The decrease in net interest income in the first quarter of 2024 was primarily due to higher funding costs, partially offset by higher earning asset yields.

Net interest margin was 2.11% in the first quarter of 2024, a decrease of 2 basis points from the previous quarter and a decrease of 36 basis points from the same quarter of 2023. The decrease in net interest margin was mainly due to higher funding costs, partially offset by higher earning asset yields.

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Bank of Hawai‘i Corporation First Quarter 2024 Financial Results	Page 2

The average yield on loans and leases was 4.63% in the first quarter of 2024, up 9 basis points from the prior quarter and up 60 basis points from the same quarter of 2023. The average yield on total earning assets was 3.89% in the first quarter of 2024, up 4 basis points from the prior quarter and up 47 basis points from the same quarter of 2023. The average cost of interest-bearing deposits was 2.39% in the first quarter of 2024, up 9 basis points from the prior quarter and up 130 basis points from the same quarter of 2023. The average cost of total deposits, including noninterest-bearing deposits, was 1.74%, up 7 basis points from the prior quarter and up 99 basis points from the same quarter of 2023. The changes in yields and rates over the linked quarter and year over year period reflected the higher rate environment.

Noninterest income was $42.3 million in the first quarter of 2024, flat from the previous quarter and an increase of 3.8% from the same period in 2023. Noninterest income in the first quarter of 2023 included a negative adjustment of $0.6 million related to a change in the Visa B conversion ratio. Adjusted for this item, noninterest income increased by 2.4% from adjusted noninterest income in the same period in 2023.

Noninterest expense was $105.9 million in the first quarter of 2024, a decrease of 8.7% from the previous quarter and a decrease of 5.4% from the same quarter of 2023. Noninterest expense in the first quarter of 2024 included seasonal payroll expense of approximately $2.2 million and separation expenses of $0.5 million. Noninterest expense in the fourth quarter of 2023 included an industry-wide FDIC Special Assessment of $14.7 million and $1.7 million of expense savings that are not expected to recur in 2024. Noninterest expense in the first quarter of 2023 included seasonal payroll expenses of approximately $4.0 million and separation expenses of $3.1 million. Adjusted for these items, noninterest expense for the first quarter of 2024 was $103.2 million, up 0.3% from adjusted noninterest expense in the previous quarter and down 1.6% from adjusted noninterest expense in the same period in 2023.

The effective tax rate for the first quarter of 2024 was 24.76% compared with 23.25% in the previous quarter and 25.38% during the same quarter of 2023. The higher effective tax rate in the first quarter of 2024 as compared to the previous quarter was mainly due to discrete items. The lower effective tax rate in the first quarter of 2024 as compared to the same period in 2023 was due to an increase in tax exempt income and tax benefits from low-income housing investments.

Asset Quality

The Company’s overall asset quality remained strong during the first quarter of 2024. Provision for credit losses for the first quarter of 2024 was $2.0 million compared with $2.5 million in the previous quarter and $2.0 million in the same quarter of 2023.

Total non-performing assets were $11.8 million at March 31, 2024, up $0.1 million from December 31, 2023 and down $0.3 million from March 31, 2023. Non-performing assets as a percentage of total loans and leases and foreclosed real estate were 0.09% at the end of the quarter, an increase of 1 basis point from the end of the prior quarter and flat from the same quarter of 2023.

Net loan and lease charge-offs during the first quarter of 2024 were $2.3 million or 7 basis points annualized of total average loans and leases outstanding. Net loan and lease charge-offs for the first quarter of 2024 were comprised of charge-offs of $3.8 million partially offset by recoveries of $1.5 million. Compared to the prior quarter, net loan and lease charge-offs increased by $0.6 million or 2 basis points annualized on total average loans and leases outstanding. Compared to the same quarter of 2023, net loan and lease charge-offs decreased by $0.4 million or 1 basis point annualized on total average loans and leases outstanding.

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Bank of Hawai‘i Corporation First Quarter 2024 Financial Results	Page 3

The allowance for credit losses on loans and leases was $147.7 million at March 31, 2024, an increase of $1.3 million from December 31, 2023 and an increase of $4.1 million from March 31, 2023. The ratio of the allowance for credit losses to total loans and leases outstanding was 1.07% at the end of the quarter, up 2 basis points from the end of the prior quarter and up 3 basis points from the same quarter of 2023.

Balance Sheet

Total assets were $23.4 billion at March 31, 2024, a decrease of 1.3% from December 31, 2023 and a decrease of 2.1% from March 31, 2023. The decrease from the prior quarter was due to decreases in investment securities and loans and leases. The decrease from the same period in 2023 was primarily due to a decrease in our investment securities.

The investment securities portfolio was $7.3 billion at March 31, 2024, a decrease of 1.9% from December 31, 2023 and a decrease of 10.6% from March 31, 2023. This linked quarter decrease was primarily due to cashflows from the portfolio not being reinvested into securities. The decrease from the same quarter of 2023 was due to the sale of $159.1 million of investment securities in the third quarter of 2023, as well as cashflows from the portfolio not being reinvested into securities. The investment portfolio remains largely comprised of securities issued by U.S. government agencies and U.S. government-sponsored enterprises.

Total loans and leases were $13.9 billion at March 31, 2024, a decrease of 0.8% from December 31, 2023 and an increase of 0.2% from March 31, 2023. Total commercial loans were $5.8 billion at March 31, 2024, flat from the prior quarter and an increase of 3.8% from the same quarter of 2023. The increase from the same period in 2023 was primarily due to increases in our commercial and industrial and construction portfolios, partially offset by a decrease in our commercial mortgage portfolio. Total consumer loans were $8.1 billion as of March 31, 2024, a decrease of 1.3% from the prior quarter and a decrease of 2.2% from the same period in 2023. The decreases were primarily due to decreases in our residential mortgage and automobile portfolios.

Total deposits were $20.7 billion at March 31, 2024, a decrease of 1.8% from December 31, 2023 and an increase of 0.9% from March 31, 2023. Noninterest-bearing deposits made up 27% of total deposit balances as of March 31, 2024, down from 29% as of December 31, 2023, and down from 31% as of March 31, 2023. Average total deposits were $20.5 billion for the first quarter of 2024, down 0.8% from $20.7 billion in the prior quarter, and up 0.6% from $20.4 billion in the first quarter of 2023. As of March 31, 2024, insured and uninsured but collateralized deposits represent 58% of total deposit balances, flat from both December 31, 2023, and March 31, 2023. As of March 31, 2024, our readily available liquidity of $10.3 billion exceeded total uninsured and uncollateralized deposits.

Capital and Dividends

The Company’s capital levels increased quarter over quarter and remain well above regulatory well-capitalized minimums.

The Tier 1 Capital Ratio was 12.74% at March 31, 2024 compared with 12.56% at December 31, 2023 and 12.10% at March 31, 2023. The Tier 1 Leverage Ratio was 7.62% at March 31, 2024, up 11 basis point from 7.51% at December 31, 2023 and up 43 basis points from 7.19% at March 31, 2023. The increases were due to higher Tier 1 capital as a result of retained earnings growth and decreases in risk-weighted assets and average total assets.

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Bank of Hawai‘i Corporation First Quarter 2024 Financial Results	Page 4

No shares of common stock were repurchased under the share repurchase program in the first quarter of 2024. Total remaining buyback authority under the share repurchase program was $126.0 million at March 31, 2024.

The Company’s Board of Directors declared a quarterly cash dividend of $0.70 per share on the Company’s outstanding common shares. The dividend will be payable on June 14, 2024 to shareholders of record at the close of business on May 31, 2024.

On April 5, 2024, the Company announced that the Board of Directors declared the quarterly dividend payment of $10.94 per share, equivalent to $0.2735 per depositary share, on its preferred stock. The depositary shares representing the Series A Preferred Stock are traded on the NYSE under the symbol “BOH.PRA.” The dividend will be payable on May 1, 2024 to shareholders of record of the preferred stock as of the close of business on April 16, 2024.

Conference Call Information

The Company will review its first quarter financial results today at 8:00 a.m. Hawai‘i Time (2:00 p.m. Eastern Time). The live call, including a slide presentation, will be accessible on the investor relations link of Bank of Hawai‘i Corporation's website, www.boh.com. The webcast can be accessed via the link: https://register.vevent.com/register/BI974c97b30bcc401eb3a5fd9d0973e44c. A replay of the conference call will be available for one year beginning approximately 11:00 a.m. Hawai‘i Time on Monday, April 22, 2024. The replay will be available on the Company's website, www.boh.com.

Investor Announcements

Investors and others should note that the Company intends to announce financial and other information to the Company’s investors using the Company’s investor relations website at https://ir.boh.com, social media channels, press releases, SEC filings and public conference calls and webcasts, all for purposes of complying with the Company’s disclosure obligations under Regulation FD. Accordingly, investors should monitor these channels, as information is updated, and new information is posted.

Forward-Looking Statements

This news release, and other statements made by the Company in connection with it may contain "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties that could cause results to be materially different from expectations. Forecasts of our financial results and condition, expectations for our operations and business prospects, and our assumptions used in those forecasts and expectations are examples of certain of these forward-looking statements. Do not unduly rely on forward-looking statements. Actual results might differ significantly from our forecasts and expectations because of a variety of factors. More information about these factors is contained in Bank of Hawai‘i Corporation's Annual Report on Form 10-K for the year ended December 31, 2023 which was filed with the U.S. Securities and Exchange Commission. These forward-looking statements are not guarantees of future performance and speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

Bank of Hawai‘i Corporation is an independent regional financial services company serving businesses, consumers, and governments in Hawai‘i and the West Pacific. The Company's principal subsidiary, Bank of Hawai‘i, was founded in 1897. For more information about Bank of Hawai‘i Corporation, see the Company’s website, www.boh.com. Bank of Hawai‘i Corporation is a trade name of Bank of Hawaii Corporation.

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Bank of Hawai‘i Corporation and Subsidiaries
Financial Highlights			Table 1
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share amounts)	2024	2023	2023
For the Period:
Operating Results
Net Interest Income	$113,938	$115,785	$135,955
Provision for Credit Losses	2,000	2,500	2,000
Total Noninterest Income	42,285	42,283	40,737
Total Noninterest Expense	105,859	115,962	111,919
Pre-Provision Net Revenue	50,364	42,106	64,773
Net Income	36,391	30,396	46,842
Net Income Available to Common Shareholders [1]	34,422	28,427	44,873
Basic Earnings Per Common Share	0.87	0.72	1.14
Diluted Earnings Per Common Share	0.87	0.72	1.14
Dividends Declared Per Common Share	0.70	0.70	0.70

Performance Ratios
Return on Average Assets	0.63%	0.51%	0.80%
Return on Average Shareholders' Equity	10.34	8.86	14.25
Return on Average Common Equity	11.20	9.55	15.79
Efficiency Ratio [2]	67.76	73.36	63.34
Net Interest Margin [3]	2.11	2.13	2.47
Dividend Payout Ratio [4]	80.46	97.22	61.40
Average Shareholders' Equity to Average Assets	6.08	5.80	5.59

Average Balances
Average Loans and Leases	$13,868,800	$13,906,114	$13,717,483
Average Assets	23,281,566	23,449,215	23,865,478
Average Deposits	20,543,640	20,704,070	20,430,882
Average Shareholders' Equity	1,416,102	1,360,641	1,332,889

Per Share of Common Stock
Book Value	$31.62	$31.05	$29.62
Tangible Book Value	30.83	30.25	28.83
Market Value
Closing	62.39	72.46	52.08
High	73.73	75.19	81.73
Low	58.38	45.56	34.71

	March 31,	December 31,	March 31,
	2024	2023	2023
As of Period End:
Balance Sheet Totals
Loans and Leases	$13,853,837	$13,965,026	$13,824,522
Total Assets	23,420,860	23,733,296	23,931,977
Total Deposits	20,676,586	21,055,045	20,491,300
Other Debt	560,163	560,190	510,269
Total Shareholders' Equity	1,435,977	1,414,242	1,354,430

Asset Quality
Non-Performing Assets	$11,838	$11,747	$12,124
Allowance for Credit Losses - Loans and Leases	147,664	146,403	143,577
Allowance to Loans and Leases Outstanding [5]	1.07%	1.05%	1.04%

Capital Ratios [6]
Common Equity Tier 1 Capital Ratio	11.50%	11.33%	10.88%
Tier 1 Capital Ratio	12.74	12.56	12.10
Total Capital Ratio	13.81	13.60	13.13
Tier 1 Leverage Ratio	7.62	7.51	7.19
Total Shareholders' Equity to Total Assets	6.13	5.96	5.66
Tangible Common Equity to Tangible Assets [7]	5.24	5.07	4.78
Tangible Common Equity to Risk-Weighted Assets [7]	8.70	8.45	7.97

Non-Financial Data
Full-Time Equivalent Employees	1,891	1,899	2,025
Branches	50	51	51
ATMs	315	318	320

[1] Due to rounding, the amounts presented in this table may not tie to other amounts presented elsewhere in this report.
[2] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and total noninterest income).
[3] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.
[4] Dividend payout ratio is defined as dividends declared per common share divided by basic earnings per common share.
[5] The numerator comprises the Allowance for Credit Losses - Loans and Leases.
[6] Regulatory capital ratios as of March 31, 2024 are preliminary.
[7] Tangible common equity to tangible assets and tangible common equity to risk-weighted assets are Non-GAAP financial measures.
Tangible common equity is defined by the Company as common shareholders' equity minus goodwill. See Table 2 "Reconciliation of Non-GAAP Financial Measures".

Bank of Hawai‘i Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures			Table 2
	March 31,	December 31,	March 31,
(dollars in thousands)	2024	2023	2023

Total Shareholders' Equity	$1,435,977	$1,414,242	$1,354,430
Less: Preferred Stock	180,000	180,000	180,000
Goodwill	31,517	31,517	31,517
Tangible Common Equity	$1,224,460	$1,202,725	$1,142,913

Total Assets	$23,420,860	$23,733,296	$23,931,977
Less: Goodwill	31,517	31,517	31,517
Tangible Assets	$23,389,343	$23,701,779	$23,900,460

Risk-Weighted Assets, determined in accordance
with prescribed regulatory requirements [1]	$14,071,841	$14,226,780	$14,341,397

Total Shareholders' Equity to Total Assets	6.13%	5.96%	5.66%
Tangible Common Equity to Tangible Assets (Non-GAAP)	5.24%	5.07%	4.78%

Tier 1 Capital Ratio [1]	12.74%	12.56%	12.10%
Tangible Common Equity to Risk-Weighted Assets (Non-GAAP) [1]	8.70%	8.45%	7.97%

[1] Regulatory capital ratios as of March 31, 2024 are preliminary.

Bank of Hawai‘i Corporation and Subsidiaries
Consolidated Statements of Income			Table 3
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share amounts)	2024	2023	2023
Interest Income
Interest and Fees on Loans and Leases	$159,336	$158,324	$136,501
Income on Investment Securities
Available-for-Sale	21,757	22,782	23,893
Held-to-Maturity	22,136	22,589	23,948
Deposits	30	23	27
Funds Sold	6,127	5,705	3,366
Other	970	924	597
Total Interest Income	210,356	210,347	188,332
Interest Expense
Deposits	89,056	87,121	37,794
Securities Sold Under Agreements to Repurchase	1,443	1,459	5,377
Funds Purchased	-	-	704
Short-Term Borrowings	-	-	3,203
Other Debt	5,919	5,982	5,299
Total Interest Expense	96,418	94,562	52,377
Net Interest Income	113,938	115,785	135,955
Provision for Credit Losses	2,000	2,500	2,000
Net Interest Income After Provision for Credit Losses	111,938	113,285	133,955
Noninterest Income
Trust and Asset Management	11,189	11,144	10,690
Mortgage Banking	951	1,016	1,004
Service Charges on Deposit Accounts	7,947	7,949	7,737
Fees, Exchange, and Other Service Charges	14,123	13,774	13,808
Investment Securities Losses, Net	(1,497)	(1,619)	(1,792)
Annuity and Insurance	1,046	1,271	1,271
Bank-Owned Life Insurance	3,356	3,176	2,842
Other	5,170	5,572	5,177
Total Noninterest Income	42,285	42,283	40,737
Noninterest Expense
Salaries and Benefits	58,215	53,991	65,088
Net Occupancy	10,456	9,734	9,872
Net Equipment	10,103	9,826	10,375
Data Processing	4,770	4,948	4,583
Professional Fees	4,677	5,079	3,883
FDIC Insurance	3,614	18,545	3,234
Other	14,024	13,839	14,884
Total Noninterest Expense	105,859	115,962	111,919
Income Before Provision for Income Taxes	48,364	39,606	62,773
Provision for Income Taxes	11,973	9,210	15,931
Net Income	$36,391	$30,396	$46,842
Preferred Stock Dividends	1,969	1,969	1,969
Net Income Available to Common Shareholders	$34,422	$28,427	$44,873
Basic Earnings Per Common Share	$0.87	$0.72	$1.14
Diluted Earnings Per Common Share	$0.87	$0.72	$1.14
Dividends Declared Per Common Share	$0.70	$0.70	$0.70
Basic Weighted Average Common Shares	39,350,390	39,303,525	39,276,833
Diluted Weighted Average Common Shares	39,626,463	39,539,191	39,465,889

Bank of Hawai‘i Corporation and Subsidiaries
Consolidated Statements of Comprehensive Income			Table 4
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2024	2023	2023
Net Income	$36,391	$30,396	$46,842
Other Comprehensive Income, Net of Tax:
Net Unrealized Gains on Investment Securities	12,938	43,357	29,276
Defined Benefit Plans	169	1,566	84
Other Comprehensive Income	13,107	44,923	29,360
Comprehensive Income	$49,498	$75,319	$76,202

Bank of Hawai‘i Corporation and Subsidiaries
Consolidated Statements of Condition			Table 5
	March 31,	December 31,	March 31,
(dollars in thousands)	2024	2023	2023
Assets
Interest-Bearing Deposits in Other Banks	$2,742	$2,761	$2,554
Funds Sold	673,489	690,112	272,018
Investment Securities
Available-for-Sale	2,352,051	2,408,933	2,815,083
Held-to-Maturity (Fair Value of $4,104,622; $4,253,637; and $4,601,876)	4,913,457	4,997,335	5,312,815
Loans Held for Sale	2,182	3,124	2,149
Loans and Leases	13,853,837	13,965,026	13,824,522
Allowance for Credit Losses	(147,664)	(146,403)	(143,577)
Net Loans and Leases	13,706,173	13,818,623	13,680,945
Total Earning Assets	21,650,094	21,920,888	22,085,564
Cash and Due from Banks	215,290	308,071	337,413
Premises and Equipment, Net	192,486	194,855	203,131
Operating Lease Right-of-Use Assets	85,501	86,110	91,387
Accrued Interest Receivable	67,887	66,525	63,175
Foreclosed Real Estate	2,672	2,098	1,040
Mortgage Servicing Rights	20,422	20,880	22,102
Goodwill	31,517	31,517	31,517
Bank-Owned Life Insurance	468,206	462,894	455,602
Other Assets	686,785	639,458	641,046
Total Assets	$23,420,860	$23,733,296	$23,931,977

Liabilities
Deposits
Noninterest-Bearing Demand	$5,542,930	$6,058,554	$6,385,872
Interest-Bearing Demand	3,823,224	3,749,717	4,283,801
Savings	8,231,245	8,189,472	7,898,874
Time	3,079,187	3,057,302	1,922,753
Total Deposits	20,676,586	21,055,045	20,491,300
Short-Term Borrowings	-	-	325,000
Securities Sold Under Agreements to Repurchase	150,490	150,490	725,490
Other Debt	560,163	560,190	510,269
Operating Lease Liabilities	94,104	94,693	99,746
Retirement Benefits Payable	23,365	23,673	26,768
Accrued Interest Payable	37,081	41,023	13,061
Taxes Payable	7,378	7,636	11,039
Other Liabilities	435,716	386,304	374,874
Total Liabilities	21,984,883	22,319,054	22,577,547
Shareholders' Equity
Preferred Stock ($.01 par value; authorized 180,000 shares;
issued / outstanding: March 31, 2024; December 31, 2023;
and March 31, 2023 - 180,000)	180,000	180,000	180,000
Common Stock ($.01 par value; authorized 500,000,000 shares;
issued / outstanding: March 31, 2024 - 58,753,708 / 39,720,724;
December 31, 2023 - 58,755,465 / 39,753,138; and March 31, 2023 - 58,722,929 / 39,646,506)	584	583	583
Capital Surplus	640,663	636,422	624,126
Accumulated Other Comprehensive Loss	(383,581)	(396,688)	(405,298)
Retained Earnings	2,114,729	2,107,569	2,074,428
Treasury Stock, at Cost (Shares: March 31, 2024 - 19,032,984; December 31, 2023 - 19,002,327;
and March 31, 2023 - 19,076,423)	(1,116,418)	(1,113,644)	(1,119,409)
Total Shareholders' Equity	1,435,977	1,414,242	1,354,430
Total Liabilities and Shareholders' Equity	$23,420,860	$23,733,296	$23,931,977

Bank of Hawai‘i Corporation and Subsidiaries
Consolidated Statements of Shareholders' Equity									Table 6
						Accumulated
						Other
	Preferred		Common			Comprehensive
	Shares	Preferred	Shares	Common	Capital	Income	Retained	Treasury
(dollars in thousands)	Outstanding	Stock	Outstanding	Stock	Surplus	(Loss)	Earnings	Stock	Total
Balance as of December 31, 2023	180,000	$180,000	39,753,138	$583	$636,422	$(396,688)	$2,107,569	$(1,113,644)	$1,414,242
Net Income	-	-	-	-	-	-	36,391	-	36,391
Other Comprehensive Income	-	-	-	-	-	13,107	-	-	13,107
Share-Based Compensation	-	-	-	-	4,030	-	-	-	4,030
Common Stock Issued under Purchase and
Equity Compensation Plans	-	-	21,332	1	211	-	794	546	1,552
Common Stock Repurchased	-	-	(53,746)	-	-	-	-	(3,320)	(3,320)
Cash Dividends Declared Common Stock ($0.70 per share)	-	-	-	-	-	-	(28,056)	-	(28,056)
Cash Dividends Declared Preferred Stock	-	-	-	-	-	-	(1,969)	-	(1,969)
Balance as of March 31, 2024	180,000	$180,000	39,720,724	$584	$640,663	$(383,581)	$2,114,729	$(1,116,418)	$1,435,977

Balance as of December 31, 2022	180,000	$180,000	39,835,750	$582	$620,578	$(434,658)	$2,055,912	$(1,105,419)	$1,316,995
Net Income	-	-	-	-	-	-	46,842	-	46,842
Other Comprehensive Income	-	-	-	-	-	29,360	-	-	29,360
Share-Based Compensation	-	-	-	-	3,371	-	-	-	3,371
Common Stock Issued under Purchase and
Equity Compensation Plans	-	-	13,164	1	177	-	1,587	(197)	1,568
Common Stock Repurchased	-	-	(202,408)	-	-	-	-	(13,793)	(13,793)
Cash Dividends Declared Common Stock ($0.70 per share)	-	-	-	-	-	-	(27,944)	-	(27,944)
Cash Dividends Declared Preferred Stock	-	-	-	-	-	-	(1,969)	-	(1,969)
Balance as of March 31, 2023	180,000	$180,000	39,646,506	$583	$624,126	$(405,298)	$2,074,428	$(1,119,409)	$1,354,430

Bank of Hawai‘i Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis [1]								Table 7
	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2024			December 31, 2023			March 31, 2023
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
(dollars in millions)	Balance	Expense [2]	Rate	Balance	Expense [2]	Rate	Balance	Expense [2]	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$4.8	$-	2.51%	$4.3	$-	2.08%	$1.7	$-	6.25%
Funds Sold	455.9	6.1	5.32	415.0	5.7	5.38	295.9	3.4	4.55
Investment Securities
Available-for-Sale
Taxable	2,380.4	21.8	3.66	2,362.4	22.8	3.84	2,820.3	23.8	3.40
Non-Taxable	1.7	-	1.99	1.8	-	1.90	9.6	0.1	4.38
Held-to-Maturity
Taxable	4,926.8	21.9	1.79	5,013.6	22.4	1.79	5,336.2	23.8	1.78
Non-Taxable	34.7	0.2	2.10	34.9	0.2	2.10	35.3	0.2	2.10
Total Investment Securities	7,343.6	43.9	2.40	7,412.7	45.4	2.45	8,201.4	47.9	2.34
Loans Held for Sale	2.2	-	6.17	3.8	0.1	6.89	1.5	-	5.30
Loans and Leases [3]
Commercial and Industrial	1,652.5	22.0	5.36	1,603.5	21.3	5.27	1,411.4	16.2	4.67
Paycheck Protection Program	10.8	-	1.40	11.9	-	1.36	16.9	0.1	2.35
Commercial Mortgage	3,716.6	50.5	5.46	3,760.1	51.5	5.42	3,736.9	45.1	4.90
Construction	307.9	5.6	7.27	279.5	4.8	6.84	280.4	3.9	5.65
Commercial Lease Financing	58.4	0.3	1.87	60.1	0.3	1.95	66.9	-	(0.14)
Residential Mortgage	4,649.9	45.0	3.87	4,676.0	45.1	3.86	4,666.0	39.9	3.42
Home Equity	2,250.1	21.1	3.78	2,276.2	20.9	3.65	2,239.4	18.2	3.30
Automobile	831.0	8.9	4.30	845.7	8.6	4.02	871.8	7.3	3.37
Other [4]	391.6	6.5	6.66	393.1	6.3	6.40	427.8	6.2	5.83
Total Loans and Leases	13,868.8	159.9	4.63	13,906.1	158.8	4.54	13,717.5	136.9	4.03
Other	62.3	1.1	6.23	60.0	1.0	6.16	67.2	0.6	3.56
Total Earning Assets	21,737.6	211.0	3.89	21,801.9	211.0	3.85	22,285.2	188.8	3.42
Cash and Due from Banks	240.8			243.8			319.1
Other Assets	1,303.2			1,403.5			1,261.2
Total Assets	$23,281.6			$23,449.2			$23,865.5

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$3,764.2	7.7	0.82	$3,737.3	7.7	0.82	$4,215.9	5.2	0.50
Savings	8,131.3	49.4	2.44	8,441.0	51.1	2.40	8,009.0	20.6	1.05
Time	3,081.1	32.0	4.18	2,830.0	28.3	3.97	1,789.9	12.0	2.71
Total Interest-Bearing Deposits	14,976.6	89.1	2.39	15,008.3	87.1	2.30	14,014.8	37.8	1.09
Funds Purchased	-	-	-	-	-	-	60.4	0.7	4.66
Short-Term Borrowings	-	-	-	-	-	-	265.0	3.2	4.84
Securities Sold Under Agreements to Repurchase	150.5	1.4	3.79	150.5	1.5	3.79	725.5	5.4	2.96
Other Debt	560.1	5.9	4.25	560.2	6.0	4.24	499.6	5.3	4.30
Total Interest-Bearing Liabilities	15,687.2	96.4	2.47	15,719.0	94.6	2.39	15,565.3	52.4	1.36
Net Interest Income		$114.6			$116.4			$136.4
Interest Rate Spread			1.42%			1.46%			2.06%
Net Interest Margin			2.11%			2.13%			2.47%
Noninterest-Bearing Demand Deposits	5,567.0			5,695.8			6,416.1
Other Liabilities	611.3			673.8			551.2
Shareholders' Equity	1,416.1			1,360.6			1,332.9
Total Liabilities and Shareholders' Equity	$23,281.6			$23,449.2			$23,865.5

[1] Due to rounding, the amounts presented in this table may not tie to other amounts presented elsewhere in this report.
[2] Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 21%, of $690,000, $605,000, and $495,000 for the three months ended March 31, 2024, December 31, 2023, and March 31, 2023, respectively.
[3] Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
[4] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawai‘i Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8a
	Three Months Ended March 31, 2024
	Compared to December 31, 2023
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$0.5	$(0.1)	$0.4
Investment Securities
Available-for-Sale
Taxable	(0.4)	(0.6)	(1.0)
Held-to-Maturity
Taxable	(0.4)	(0.1)	(0.5)
Total Investment Securities	(0.8)	(0.7)	(1.5)
Loans Held for Sale	(0.1)	-	(0.1)
Loans and Leases
Commercial and Industrial	0.4	0.3	0.7
Commercial Mortgage	(1.0)	-	(1.0)
Construction	0.5	0.3	0.8
Residential Mortgage	(0.3)	0.2	(0.1)
Home Equity	(0.3)	0.5	0.2
Automobile	(0.2)	0.5	0.3
Other [2]	-	0.2	0.2
Total Loans and Leases	(0.9)	2.0	1.1
Other	0.1	-	0.1
Total Change in Interest Income	(1.2)	1.2	-

Change in Interest Expense:
Interest-Bearing Deposits
Savings	(2.3)	0.6	(1.7)
Time	2.3	1.4	3.7
Total Interest-Bearing Deposits	-	2.0	2.0
Securities Sold Under Agreements to Repurchase	-	(0.1)	(0.1)
Other Debt	-	(0.1)	(0.1)
Total Change in Interest Expense	-	1.8	1.8

Change in Net Interest Income	$(1.2)	$(0.6)	$(1.8)

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawai‘i Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8b
	Three Months Ended March 31, 2024
	Compared to March 31, 2023
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$2.0	$0.7	$2.7
Investment Securities
Available-for-Sale
Taxable	(3.8)	1.8	(2.0)
Non-Taxable	(0.1)	-	(0.1)
Held-to-Maturity
Taxable	(1.8)	(0.1)	(1.9)
Total Investment Securities	(5.7)	1.7	(4.0)
Loans and Leases
Commercial and Industrial	3.1	2.7	5.8
Paycheck Protection Program	(0.1)	-	(0.1)
Commercial Mortgage	(0.2)	5.6	5.4
Construction	0.5	1.2	1.7
Commercial Lease Financing	-	0.3	0.3
Residential Mortgage	(0.2)	5.3	5.1
Home Equity	0.1	2.8	2.9
Automobile	(0.4)	2.0	1.6
Other [2]	(0.5)	0.8	0.3
Total Loans and Leases	2.3	20.7	23.0
Other	(0.1)	0.6	0.5
Total Change in Interest Income	(1.5)	23.7	22.2

Change in Interest Expense:
Interest-Bearing Deposits
Demand	(0.6)	3.1	2.5
Savings	0.3	28.5	28.8
Time	11.5	8.5	20.0
Total Interest-Bearing Deposits	11.2	40.1	51.3
Funds Purchased	(0.7)	-	(0.7)
Short-Term Borrowings	(3.2)	-	(3.2)
Securities Sold Under Agreements to Repurchase	(5.2)	1.2	(4.0)
Other Debt	0.7	(0.1)	0.6
Total Change in Interest Expense	2.8	41.2	44.0

Change in Net Interest Income	$(4.3)	$(17.5)	$(21.8)

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawai‘i Corporation and Subsidiaries
Salaries and Benefits			Table 9
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2024	2023	2023
Salaries	$38,031	$38,492	$38,617
Incentive Compensation	3,090	3,402	3,997
Share-Based Compensation	3,799	3,443	3,159
Commission Expense	572	700	647
Retirement and Other Benefits	4,299	2,521	5,888
Payroll Taxes	4,730	2,598	5,848
Medical, Dental, and Life Insurance	3,212	2,500	3,864
Separation Expense	482	335	3,068
Total Salaries and Benefits	$58,215	$53,991	$65,088

Bank of Hawai‘i Corporation and Subsidiaries
Loan and Lease Portfolio Balances					Table 10
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2024	2023	2023	2023	2023
Commercial
Commercial and Industrial	$1,669,482	$1,652,699	$1,569,572	$1,502,676	$1,425,916
Paycheck Protection Program	10,177	11,369	12,529	13,789	15,175
Commercial Mortgage	3,715,032	3,749,016	3,784,339	3,796,769	3,826,283
Construction	323,069	304,463	251,507	236,428	232,903
Lease Financing	57,817	59,939	61,522	62,779	65,611
Total Commercial	5,775,577	5,777,486	5,679,469	5,612,441	5,565,888
Consumer
Residential Mortgage	4,616,900	4,684,171	4,699,140	4,721,976	4,691,298
Home Equity	2,240,946	2,264,827	2,285,974	2,278,105	2,260,001
Automobile	825,854	837,830	856,113	878,767	877,979
Other [1]	394,560	400,712	398,795	423,600	429,356
Total Consumer	8,078,260	8,187,540	8,240,022	8,302,448	8,258,634
Total Loans and Leases	$13,853,837	$13,965,026	$13,919,491	$13,914,889	$13,824,522
[1] Comprised of other revolving credit, installment, and lease financing.

Deposits
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2024	2023	2023	2023	2023
Consumer	$10,429,004	$10,319,809	$10,036,261	$10,018,931	$10,158,833
Commercial	8,323,330	8,601,224	8,564,536	8,019,971	8,594,441
Public and Other	1,924,252	2,134,012	2,201,512	2,469,713	1,738,026
Total Deposits	$20,676,586	$21,055,045	$20,802,309	$20,508,615	$20,491,300

Average Deposits
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2024	2023	2023	2023	2023
Consumer	$10,313,730	$10,092,727	$9,963,690	$9,977,239	$10,178,988
Commercial	8,334,540	8,581,426	8,288,891	8,138,358	8,611,960
Public and Other	1,895,370	2,029,917	2,239,501	1,903,004	1,639,934
Total Deposits	$20,543,640	$20,704,070	$20,492,082	$20,018,601	$20,430,882

Bank of Hawai‘i Corporation and Subsidiaries
Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More					Table 11
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2024	2023	2023	2023	2023
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial
Commercial and Industrial	$13	$39	$43	$17	$31
Commercial Mortgage	2,714	2,884	2,996	3,107	3,216
Total Commercial	2,727	2,923	3,039	3,124	3,247
Consumer
Residential Mortgage	3,199	2,935	3,706	3,504	4,199
Home Equity	3,240	3,791	3,734	3,809	3,638
Total Consumer	6,439	6,726	7,440	7,313	7,837
Total Non-Accrual Loans and Leases	9,166	9,649	10,479	10,437	11,084
Foreclosed Real Estate	2,672	2,098	1,040	1,040	1,040
Total Non-Performing Assets	$11,838	$11,747	$11,519	$11,477	$12,124

Accruing Loans and Leases Past Due 90 Days or More
Consumer
Residential Mortgage	$3,378	$3,814	$3,519	$3,560	$4,566
Home Equity	1,580	1,734	2,172	2,022	1,723
Automobile	517	399	393	577	598
Other [1]	872	648	643	633	632
Total Consumer	6,347	6,595	6,727	6,792	7,519
Total Accruing Loans and Leases Past Due 90 Days or More	$6,347	$6,595	$6,727	$6,792	$7,519
Total Loans and Leases	$13,853,837	$13,965,026	$13,919,491	$13,914,889	$13,824,522

Ratio of Non-Accrual Loans and Leases to Total Loans and Leases	0.07%	0.07%	0.08%	0.08%	0.08%

Ratio of Non-Performing Assets to Total Loans and Leases
and Foreclosed Real Estate	0.09%	0.08%	0.08%	0.08%	0.09%

Ratio of Non-Performing Assets to Total Assets	0.05%	0.05%	0.05%	0.04%	0.05%

Ratio of Commercial Non-Performing Assets to Total Commercial Loans
and Leases and Commercial Foreclosed Real Estate	0.05%	0.05%	0.05%	0.06%	0.06%

Ratio of Consumer Non-Performing Assets to Total Consumer Loans
and Leases and Consumer Foreclosed Real Estate	0.11%	0.11%	0.10%	0.10%	0.11%

Ratio of Non-Performing Assets and Accruing Loans and Leases
Past Due 90 Days or More to Total Loans and Leases
and Foreclosed Real Estate	0.13%	0.13%	0.13%	0.13%	0.14%

Quarter to Quarter Changes in Non-Performing Assets
Balance at Beginning of Quarter	$11,747	$11,519	$11,477	$12,124	$12,647
Additions	1,652	2,683	1,318	1,116	552
Reductions
Payments	(921)	(2,018)	(1,017)	(226)	(778)
Return to Accrual Status	(617)	(437)	(259)	(1,527)	(297)
Charge-offs / Write-downs	(23)	-	-	(10)	-
Total Reductions	(1,561)	(2,455)	(1,276)	(1,763)	(1,075)
Balance at End of Quarter	$11,838	$11,747	$11,519	$11,477	$12,124

[1] Comprised of other revolving credit, installment, and lease financing.

Bank of Hawai‘i Corporation and Subsidiaries
Reserve for Credit Losses			Table 12
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2024	2023	2023
Balance at Beginning of Period	$152,429	$151,653	$151,247

Loans and Leases Charged-Off
Commercial
Commercial and Industrial	(360)	(229)	(261)
Consumer
Home Equity	(35)	(14)	(50)
Automobile	(1,048)	(938)	(1,663)
Other [1]	(2,312)	(2,349)	(2,335)
Total Loans and Leases Charged-Off	(3,755)	(3,530)	(4,309)
Recoveries on Loans and Leases Previously Charged-Off
Commercial
Commercial and Industrial	116	125	50
Consumer
Residential Mortgage	42	301	61
Home Equity	184	180	184
Automobile	526	612	672
Other [1]	606	588	674
Total Recoveries on Loans and Leases Previously Charged-Off	1,474	1,806	1,641
Net Charged-Off - Loans and Leases	(2,281)	(1,724)	(2,668)
Provision for Credit Losses:
Loans and Leases	3,542	2,864	1,806
Unfunded Commitments	(1,542)	(364)	194
Total Provision for Credit Losses	2,000	2,500	2,000
Balance at End of Period	$152,148	$152,429	$150,579

Components
Allowance for Credit Losses - Loans and Leases	$147,664	$146,403	$143,577
Reserve for Unfunded Commitments	4,484	6,026	7,002
Total Reserve for Credit Losses	$152,148	$152,429	$150,579

Average Loans and Leases Outstanding	$13,868,800	$13,906,114	$13,717,483

Ratio of Net Loans and Leases Charged-Off to
Average Loans and Leases Outstanding (annualized)	0.07%	0.05%	0.08%
Ratio of Allowance for Credit Losses to Loans and Leases Outstanding [2]	1.07%	1.05%	1.04%

[1] Comprised of other revolving credit, installment, and lease financing.
[2] The numerator comprises the Allowance for Credit Losses - Loans and Leases.

Bank of Hawai‘i Corporation and Subsidiaries
Business Segments Selected Financial Information				Table 13
	Consumer	Commercial	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	and Other	Total
Three Months Ended March 31, 2024
Net Interest Income (Loss)	$96,994	$51,493	$(34,549)	$113,938
Provision for Credit Losses	2,287	(6)	(281)	2,000
Net Interest Income (Loss) After Provision for Credit Losses	94,707	51,499	(34,268)	111,938
Noninterest Income	31,982	6,794	3,509	42,285
Noninterest Expense	(82,705)	(18,643)	(4,511)	(105,859)
Income (Loss) Before Income Taxes	43,984	39,650	(35,270)	48,364
Provision for Income Taxes	(11,181)	(10,008)	9,216	(11,973)
Net Income (Loss)	$32,803	$29,642	$(26,054)	$36,391
Total Assets as of March 31, 2024	$8,395,784	$5,830,056	$9,195,020	$23,420,860

Three Months March 31, 2023 [1]
Net Interest Income (Loss)	$96,583	$55,541	$(16,169)	$135,955
Provision for Credit Losses	2,669	(1)	(668)	2,000
Net Interest Income (Loss) After Provision for Credit Losses	93,914	55,542	(15,501)	133,955
Noninterest Income	31,154	8,649	934	40,737
Noninterest Expense	(84,975)	(20,289)	(6,655)	(111,919)
Income (Loss) Before Income Taxes	40,093	43,902	(21,222)	62,773
Provision for Income Taxes	(10,274)	(10,486)	4,829	(15,931)
Net Income (Loss)	$29,819	$33,416	$(16,393)	$46,842
Total Assets as of March 31, 2023	$8,628,287	$5,625,254	$9,678,436	$23,931,977

[1] Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawai‘i Corporation and Subsidiaries
Selected Quarterly Financial Data					Table 14
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share amounts)	2024	2023	2023	2023	2023
Quarterly Operating Results
Interest Income
Interest and Fees on Loans and Leases	$159,336	$158,324	$151,245	$144,541	$136,501
Income on Investment Securities
Available-for-Sale	21,757	22,782	23,552	23,301	23,893
Held-to-Maturity	22,136	22,589	22,838	23,375	23,948
Deposits	30	23	18	18	27
Funds Sold	6,127	5,705	12,828	6,395	3,366
Other	970	924	1,464	2,121	597
Total Interest Income	210,356	210,347	211,945	199,751	188,332
Interest Expense
Deposits	89,056	87,121	72,153	53,779	37,794
Securities Sold Under Agreements to Repurchase	1,443	1,459	4,034	5,436	5,377
Funds Purchased	-	-	-	184	704
Short-Term Borrowings	-	-	-	2,510	3,203
Other Debt	5,919	5,982	14,821	13,494	5,299
Total Interest Expense	96,418	94,562	91,008	75,403	52,377
Net Interest Income	113,938	115,785	120,937	124,348	135,955
Provision for Credit Losses	2,000	2,500	2,000	2,500	2,000
Net Interest Income After Provision for Credit Losses	111,938	113,285	118,937	121,848	133,955
Noninterest Income
Trust and Asset Management	11,189	11,144	10,548	11,215	10,690
Mortgage Banking	951	1,016	1,059	1,176	1,004
Service Charges on Deposit Accounts	7,947	7,949	7,843	7,587	7,737
Fees, Exchange, and Other Service Charges	14,123	13,774	13,824	14,150	13,808
Investment Securities Losses, Net	(1,497)	(1,619)	(6,734)	(1,310)	(1,792)
Annuity and Insurance	1,046	1,271	1,156	1,038	1,271
Bank-Owned Life Insurance	3,356	3,176	2,749	2,876	2,842
Other	5,170	5,572	19,889	6,523	5,177
Total Noninterest Income	42,285	42,283	50,334	43,255	40,737
Noninterest Expense
Salaries and Benefits	58,215	53,991	58,825	56,175	65,088
Net Occupancy	10,456	9,734	10,327	9,991	9,872
Net Equipment	10,103	9,826	9,477	10,573	10,375
Data Processing	4,770	4,948	4,706	4,599	4,583
Professional Fees	4,677	5,079	3,846	4,651	3,883
FDIC Insurance	3,614	18,545	3,361	3,173	3,234
Other	14,024	13,839	15,059	14,874	14,884
Total Noninterest Expense	105,859	115,962	105,601	104,036	111,919
Income Before Provision for Income Taxes	48,364	39,606	63,670	61,067	62,773
Provision for Income Taxes	11,973	9,210	15,767	15,006	15,931
Net Income	$36,391	$30,396	$47,903	$46,061	$46,842
Preferred Stock Dividends	1,969	1,969	1,969	1,969	1,969
Net Income Available to Common Shareholders	$34,422	$28,427	$45,934	$44,092	$44,873

Basic Earnings Per Common Share	$0.87	$0.72	$1.17	$1.12	$1.14
Diluted Earnings Per Common Share	$0.87	$0.72	$1.17	$1.12	$1.14

Balance Sheet Totals
Loans and Leases	$13,853,837	$13,965,026	$13,919,491	$13,914,889	$13,824,522
Total Assets	23,420,860	23,733,296	23,549,785	24,947,936	23,931,977
Total Deposits	20,676,586	21,055,045	20,802,309	20,508,615	20,491,300
Total Shareholders' Equity	1,435,977	1,414,242	1,363,840	1,358,279	1,354,430

Performance Ratios
Return on Average Assets	0.63%	0.51%	0.78%	0.77%	0.80%
Return on Average Shareholders' Equity	10.34	8.86	13.92	13.55	14.25
Return on Average Common Equity	11.20	9.55	15.38	14.95	15.79
Efficiency Ratio [1]	67.76	73.36	61.66	62.07	63.34
Net Interest Margin [2]	2.11	2.13	2.13	2.22	2.47

[1] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and total noninterest income).
[2] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.

Bank of Hawai‘i Corporation and Subsidiaries
Hawaii Economic Trends						Table 15
	Two Months Ended		Year Ended
(dollars in millions; jobs in thousands)	February 29, 2024		December 31, 2023		December 31, 2022
Hawaii Economic Trends
State General Fund Revenues [1]	$1,604.2	3.8%	$9,504.1	0.7%	$9,441.3	16.0%
General Excise and Use Tax Revenue [1]	812.5	1.9	4,474.1	4.9	4,263.4	18.3
Jobs [2]	653.5		655.2		653.3

				March 31,	December 31,
				2024	2023	2022
Unemployment, seasonally adjusted [2]
Statewide				3.1%	3.0%	3.2%
Honolulu County				2.9	2.6	3.1
Hawaii County				3.2	2.8	3.5
Maui County				4.3	6.2	3.5
Kauai County				2.6	2.5	3.1

			March 31,	December 31,
(1-year percentage change, except months of inventory)			2024	2023	2022	2021
Housing Trends (Single Family Oahu) [3]
Median Home Price			4.4%	(5.0)%	11.6%	19.3%
Home Sales Volume (units)			6.1%	(26.3)%	(23.2)%	17.9%
Months of Inventory			2.7	2.8	2.1	0.8

			Monthly Visitor Arrivals,		Percentage Change
(in thousands, except percent change)			Not Seasonally Adjusted		from Previous Year
Tourism [4]
February 29, 2024				752.7		2.6%
January 31, 2024				745.6		(3.8)
December 31, 2023				845.6		(1.5)
November 30, 2023				720.3		0.2
October 31, 2023				700.3		(3.7)
September 30, 2023				643.1		(7.1)
August 31, 2023				766.0		(7.7)
July 31, 2023				929.4		1.2
June 30, 2023				886.0		5.3
May 31, 2023				790.5		2.1
April 30, 2023				806.2		(0.4)
March 31, 2023				892.2		13.6
February 28, 2023				733.6		17.6
January 31, 2023				775.1		36.7
December 31, 2022				858.3		14.0
November 30, 2022				719.0		17.1
October 31, 2022				727.4		32.1
September 30, 2022				692.2		37.2
August 31, 2022				829.8		14.8
July 31, 2022				918.6		4.4
June 30, 2022				841.8		6.4
May 31, 2022				774.1		22.9
April 30, 2022				809.6		67.3
March 31, 2022				785.7		78.7
February 28, 2022				623.7		165.1

[1] Source: Hawaii Department of Business, Economic Development & Tourism
[2] Source: U.S. Bureau of Labor Statistics
[3] Source: Honolulu Board of Realtors
[4] Source: Hawaii Tourism Authority